UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2008

The PMI Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PMI Plaza, 3003 Oak Road, Walnut Creek, California		94597
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	925-658-7878

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, we entered into an agreement on March 16, 2008 to amend our existing revolving credit facility. Pursuant to the terms of the amendment, our ability to borrow under the facility was subject to a number of conditions, including that the stock of PMI Mortgage Insurance Co. ("PMI") must be pledged in favor of the lenders under the facility and noteholders under certain of our senior notes, in form and substance satisfactory to the administrative agent and a majority in interest of the lenders in their sole and absolute discretion. On April 24, 2008, we satisfied this condition by entering into a Shared Collateral Pledge Agreement with U.S. Bank National Association as collateral agent (the "Collateral Agent"), pursuant to which we granted a security interest in the stock of PMI in favor of the Collateral Agent, for the benefit of both the lenders under the revolving credit facility and the noteholders under certain of our senior notes.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The PMI Group, Inc.

April 30, 2008	By:	Donald P. Lofe, Jr.

Name: Donald P. Lofe, Jr.
Title: Executive Vice President and Chief Financial Officer

The PMI Group, Inc.

April 30, 2008	By:	Thomas H. Jeter

Name: Thomas H. Jeter
Title: Senior Vice President, Chief Accounting Officer and Corporate Controller